EXHIBIT 10

                      SECOND AMENDMENT TO CREDIT AGREEMENT


        This SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of August 13, 2004, is entered into among (1) POINT.360, a California corporation (the "Borrower"), (2) the several banks and other financial institutions parties to the Credit Agreement referred to below (the "Lenders") and (3) UNION BANK OF CALIFORNIA, N.A. ("UBOC"), as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

        A. The Borrower, the Lenders and the Agent have entered into that certain Credit Agreement dated as of March 12, 2004, as amended by a First Amendment to Credit Agreement dated as of July 1, 2004 (the "Credit Agreement"). Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Credit Agreement.

         B. The Borrower desires to incur the Mortgage Debt from Bank of America, N.A. to finance the Borrower's purchase of the New Premises.

        C. The Borrower has requested that the Lenders amend the Credit Agreement to (i) increase the revolving loan facility by $1,923,750 and (ii) permit the specific terms of the Mortgage Debt, as well as make certain other changes to the Credit Agreement. The Lenders have agreed to the foregoing requests, subject to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

        SECTION 1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

        (a) The following new definitions are added to Section 1.1 of the Credit Agreement, in each case in appropriate alphabetical order:

        "`Holdback Account': the Borrower's deposit account held by Bank of America, N.A. as required by the Mortgage Debt Loan Agreement; provided, that, for the six month period following the effectiveness of the Mortgage Debt Note, the balance of the Holdback Account shall not exceed $585,000 plus the amount necessary for the Borrower to pay its next two regularly scheduled installments of principal and interest under the Mortgage Debt Note; provided further, that, at all times thereafter until the maturity date of the Mortgage Debt, the balance of the Holdback Account shall not exceed the amount necessary for the Borrower to pay its next two regularly scheduled installments of principal and interest under the Mortgage Debt Note. Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, the Borrower shall not be required to deliver to the Agent an executed Control Agreement with respect to the Holdback Account."

        "Mortgage Debt Loan Agreement: that certain Standing Loan Agreement and Swap Commitment dated as of July 26, 2004 between the Borrower and Bank of America, N.A. establishing the terms and conditions of the Mortgage Debt.

        "Mortgage Debt Note: that certain Promissory Note dated as of July 26, 2004 executed by the Borrower in favor of the Bank of America, N.A. evidencing the Mortgage Debt.

        "Second Amendment": Second Amendment to Credit Agreement dated as of August 13, 2004 among the Borrower, the Lenders and the Agent.

        "Second Amendment Closing Date": the date on which all conditions to effectiveness of the Second Amendment have been satisfied.

        (b) The definition of "Funded Debt" contained in Section 1.1 of the Credit Agreement is hereby restated in its entirety to read as follows:

        "`Funded Debt': the sum of the outstanding principal balance of all Indebtedness (including, but not limited to, Indebtedness to the Lenders and Capitalized Lease Obligations) of Borrower and its Subsidiaries on a consolidated basis, excluding the outstanding principal balance of the Mortgage Debt up to a maximum amount not exceeding $6,428,625, as reduced from time to time by the repayment thereof."

        (c) In the definition of "Term Loan B" in Section 1.1 of the Credit Agreement and in Section 2.18(b) of the Credit Agreement, each reference to the word "Borrowers" is hereby replaced with the word "Borrower."

        (d) The definition of "Term Loan B Maturity  Date"  contained in Section
1.1 of the Credit Agreement is hereby restated in its entirety to read as follows:

        "`Term Loan B Maturity Date': July 1, 2009, or such earlier date as the Term Loan Bs shall mature in accordance with the terms hereof (whether by acceleration or otherwise)."

        (e) In Section 1.1 and Section 2.2 of the Credit Agreement, each reference to the term "Term Note A" is hereby replaced with a reference to "Term A Note."

        (f) The following sentence is hereby inserted at the end of Section 5.1(d) of the Credit Agreement to read in full as follows: "Notwithstanding the foregoing, with respect to the first three fiscal quarters of each year, the financial statements for the third month of each such quarter may be delivered up to 45 days after the end of such month."

        (g) Section 6.1(e) of the Credit Agreement is hereby amended by inserting the phrase "and $1,500,000 for related building improvements" immediately following the phrase "$8,571,500 for the purchase of the New Premises."

        (h) Section 6.2(g)(iii) of the Credit Agreement is hereby restated in its entirety to read as follows: "(iii) such debt shall be secured solely by the real property purchased with the proceeds thereof, the Holdback Account and any other property related thereto as approved by the Majority Lenders in writing;".

        (i) Section 7(c) of the Credit Agreement is hereby restated in its entirety to read as follows: "(c) The Borrower shall default in the observance or performance of any agreement in Section 5.4(ii), 5.9, 5.11(a), 5.12, 5.13 or 5.14, or any provision of Section 6 or the definition of `Holdback Account'; or".

        (j) As of the Second Amendment Closing Date, subject to satisfaction of the conditions set forth in Section 2, the Aggregate Revolving Loan Commitment is increased from $10,000,000 to $11,923,750. Separately, concurrently herewith UBOC and U.S. Bank National Association ("U.S. Bank") are entering into an Assignment and Acceptance (the "U.S. Bank Assignment") pursuant to which U.S Bank will acquire from UBOC a portion of its Term Loan B Commitment and, on a one-time basis, (i) the parties hereto agree to such assignment notwithstanding the minimum assignment provision of Section 9.6(c) of the Credit Agreement and
(ii) the Agent  hereby  agrees to waive the $3,500  processing  fee  required by
Section 9.6(e). As a result of such increase and such assignment, the three lines below UBOC's signature block and U.S. Bank's signature block to the Credit Agreement are restated in their entirety, respectively, to read as follows:


                  (i) UBOC's restated Commitments:

                  "Revolving Loan Commitment: $6,624,305.56
                   Term Loan A Commitment: $4,444,444.44
                   Term Loan B Commitment: $2,567,592.60".

                  (ii) U.S. Bank's restated Commitments:

                  "Revolving Loan Commitment: $5,299,444.44
                   Term Loan A Commitment: $3,555,555.56
                   Term Loan B Commitment: $2,054,074.07".


        SECTION 2. Conditions Precedent. This Amendment shall become effective as of the date first set forth above upon receipt by the Agent of the following, in each case in form and substance reasonably satisfactory to the Agent:

        (a) this Amendment, duly executed by the Borrower, the Lenders and the Agent;

        (b) Revolving Notes, duly executed by the Borrower in favor of the Lenders;

        (c) the U.S. Bank Assignment, accompanied by such payments as are contemplated thereby;

        (d) Term B Notes, duly executed by the Borrower in favor of the Lenders;

        (e) evidence that the Mortgage Debt shall have been consummated in accordance with the Credit Agreement, as amended hereby, including a copy of all Mortgage Debt documentation, certified as true and correct and in full force and effect by a Responsible Officer of the Borrower;

        (f) resolutions of the Borrower authorizing the Mortgage Debt, certified by a Responsible Officer of the Borrower;

        (g) a fee equal to $4,809.38 (which is 0.25% of the increase in the Aggregate Revolving Loan Commitment as of the Second Amendment Closing Date), for the account of the Lenders on a pro-rata basis, in immediately available funds;

        (h) payment of the Agent's fees, costs and expenses, including legal fees and reimbursement of due diligence expenses, owing pursuant to Section 9.5; and

        (i) such other approvals, opinions, evidence and documents as any Lender, through the Agent, may reasonably request; and the Agent's reasonable satisfaction as to all legal matters incident to this Amendment.

        SECTION 3. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

        (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement," "thereunder," "thereof," "therein" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

        (b) Except as specifically amended herein, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

        (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement or any other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Documents.

        SECTION 4. Representations and Warranties. The Borrower represents and warrants, for the benefit of the Lenders and the Agent, as follows: (i) it has all requisite power and authority under applicable law and under its charter documents to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby; (ii) all actions, authorizations and consents (corporate, regulatory and otherwise) required for it to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby, have been taken and/or received; (iii) this Amendment, and the Credit Agreement, as amended by this Amendment, constitute the legal, valid and binding obligation of it enforceable against it in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); (iv) the execution, delivery and performance of this Amendment, and the performance of the Credit Agreement, as amended hereby, will not (a) violate or contravene any Requirement of Law, (b) result in any material breach or violation of, or constitute a material default under, any agreement or instrument by which it or any of its property may be bound, or (c) result in or require the creation of any Lien upon or with respect to any of its properties, whether such properties are now owned or hereafter acquired, except pursuant to the Loan Documents; (v) the representations and warranties contained in the Credit Agreement and the other Loan Documents are correct in all material respects on and as of the date of this Amendment, before and after giving effect to the same, as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date; and (vi) no Default has occurred and is continuing.

        SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

        SECTION 6. Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of California (without reference to its choice of law rules).

                                     * * * *


        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                     POINT.360, a California corporation


                                     By:    /s/  Alan R. Steel
                                          --------------------------------------
                                     Name:       Alan R. Steel
                                            ------------------------------------
                                     Title:      Chief Financial Officer
                                             -----------------------------------


                                     UNION BANK OF CALIFORNIA, N.A.,
                                        as Agent and as a Lender


                                     By:    /s/  Gina West
                                          --------------------------------------
                                     Name:       Gina West
                                           -------------------------------------
                                     Title:      Vice President
                                            ------------------------------------


                                     U.S. BANK NATIONAL ASSOCIATION, as a Lender



                                     By:    /s/  Gregory A. Weinberg
                                          --------------------------------------
                                     Name:       Gregory A. Weinberg
                                           -------------------------------------
                                     Title:      Vice President
                                            ------------------------------------